UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 22, 2008
CHAD Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

1-12214	95-3792700
(Commission File Number)	(I.R.S. Employer Identification No.)
21622 Plummer Street, Chatsworth, California
(Address of Principal Executive Offices) (Zip Code)
(818) 882-0883
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
CHAD Therapeutics, Inc.’s (the “Company”) Vice President of Sales and Marketing, Ms. Erika Laskey’s, employment with the Company ended, effective February 22, 2008, as a result of the Company’s sale of its oxygen conserver business to Inovo, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAD Therapeutics, Inc.
Date: February 27, 2008	By:	/s/ Tracy A. Kern
Tracy A. Kern
Chief Financial Officer